UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2020

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FRAN	The Nasdaq Stock Market LLC
Purchase Rights of Series A Junior Participating Preferred Stock, par value $0.01 per share	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2020, the Board of Directors (the “Board”) of Francesca’s Holdings Corporation (the “Company”) appointed Andrew Clarke as the Company’s Chief Executive Officer, effective as of March 9, 2020. On February 12, 2020, the Board also appointed Mr. Clarke to serve as a Class II director of the Board, effective as of March 9, 2020. At such time, Mr. Michael Prendergast, who has been serving as the Company’s Interim Chief Executive Officer since February 2019, will resign as Interim Chief Executive Officer.

Mr. Clarke, 46, previously served as President of LOFT, a women’s specialty apparel retail brand owned by Ascena Retail Group, from July 2018 to July 2019. Prior to that, Mr. Clarke was EVP, Chief Merchandising Officer at Justice, also owed by Ascena Retail Group, from August 2017 to July 2018. Prior to joining Ascena Retail Group, Mr. Clarke served as President, Kmart Apparel from September 2014 to July 2017. Mr. Clarke also previously held various merchandising leadership positions at Pimke, a women’s fashion brand owned by French retail conglomerate, Mulliez, Marks & Spencer, and New Look Retailers, a fast fashion apparel retailer in based in Europe.

On February 10, 2020, the Compensation Committee of the Board (the “Committee”) approved a new employment letter agreement for Mr. Clarke, which will become effective upon the date he commences employment with the Company (expected to be March 9, 2020). The agreement does not have a specified term and provides that Mr. Clarke will receive an annual base salary of $700,000. He will also be eligible to receive an annual incentive bonus pursuant to the Company’s annual bonus plan as in effect from time to time (including a pro-rated bonus for 2020), with his target bonus to be set at 125% of his base salary. The agreement also provides for Mr. Clarke to participate in the Company’s savings and welfare benefit plans made available to employees generally. He will also receive certain relocation benefits in connection with his moving to the Houston area, including a lump-sum payment of $200,000 to help cover his relocation costs. However, he will be required to repay this amount to the Company in full if he terminates his employment other than for Good Reason (as defined in the agreement) or is terminated by the Company for Cause (as defined in the agreement) during the first year of his employment or on a pro-rated basis if such a termination occurs during the second year of his employment.

Pursuant to the agreement, Mr. Clarke will also be entitled to receive (i) a grant of restricted stock units with a value of $500,000 (determined as of the first day of his employment with the Company) that vest in three annual installments and (ii) a grant of performance stock units with a target value (determined as of the first day of his employment with the Company) equal to $500,000, prorated to reflect his period of employment with the Company during its 2020 fiscal year, that will vest on the same terms and conditions that apply to the performance stock units to be granted to the Company’s other executive officers in March 2020 for the Company’s 2020 fiscal year (including the performance metrics, goals and weightings applicable to such awards), subject in each case to Mr. Clarke’s continued employment with the Company through the applicable vesting period. Mr. Clarke will also be eligible for future long-term incentive grants each fiscal year beginning with 2021, with the target value of such grants expected to be not less than $1,000,000. In addition, Mr. Clarke will receive a cash incentive award, with a potential payout of up to $275,000 if the Company’s average market capitalization exceeds certain target levels specified in the agreement for any period of 30 consecutive trading days during the period between six months and 18 months after his start date and subject to his continued employment with the Company.

If Mr. Clarke’s employment is terminated by the Company without Cause or by him for Good Reason, he will be entitled to a severance payment equal to 1.5 times his annual base salary that would be payable in installments over 12 months, provided that this payment is subject to a reduction if Mr. Clarke accepts employment with another employer during that period. The Company will also arrange for Mr. Clarke to continue participation for up to 12 months in the Company’s health insurance plans on substantially the same terms as during his employment (including any required contribution by the Company). These severance benefits are subject to Mr. Clarke’s providing a release of claims in favor of the Company and to his compliance with certain restrictive covenants in the agreement, including provision that, during the period of Mr. Clarke’s employment and for a period of 12 months following a termination of his employment for any reason, he will not compete with the Company or its affiliates or solicit any Company employees or customers. If Mr. Clarke’s employment with the Company terminates due to his death or disability, he would be entitled to a pro-rated annual bonus for the fiscal year in which his termination occurs.

On February 10, 2020, the Committee also approved a new change in control agreement for Mr. Clarke, which will become effective upon his commencing employment with the Company. This agreement provides that if, during the period beginning 30 days before a Change in Control (as defined in the agreement) and ending one year after the Change in Control, Mr. Clarke’s employment is terminated by the Company without Cause or by him for Good Reason (as such terms are defined in his employment letter agreement), he will be entitled to receive, in connection with the termination of his employment under his employment letter agreement as described above, a lump-sum payment in cash equal to 1.5 times his annual base salary, a pro-rated amount of his target annual bonus for the fiscal year in which his termination occurs (regardless of whether the applicable performance goals are met), and full acceleration of vesting of all of his then-outstanding and unvested stock incentive awards granted by the Company (with any performance-based awards vesting as though the maximum level of performance for each metric under the award had been achieved).

The foregoing summaries of Mr. Clarke’s new employment letter agreement and change in control agreement are qualified in their entirety by the provisions of these agreements, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Mr. Clarke will also enter into an indemnification agreement with the Company in the form previously approved by the Board and filed with the Securities and Exchange Commission as Exhibit 10.4 of Amendment No. 5 to the Company’s Registration Statement on Form S-1 filed on July 14, 2011.

There are no arrangements or understandings between Mr. Clarke and any other person pursuant to which Mr. Clarke was appointed as Chief Executive Officer and a member of the Board and there are no transactions between the Company and Mr. Clarke that would require disclosure under Item 404(a) of Regulation S-K. No family relationship exists between Mr. Clarke and any other director or executive officer of the Company.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on February 13, 2020, announcing the management change set forth in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

As previously disclosed, in connection with the appointment of Mr. Prendergast as Interim Chief Executive Officer in February 2019, the Company entered into an engagement letter with Alvarez & Marsal (“A&M”), a global professional services firm, to provide for, among other things, Mr. Prendergast’s services as the Company’s Interim Chief Executive Officer (the “Engagement Letter”). The Company and A&M have entered into an amendment to the Engagement Letter (the “Amendment”) to, among other things, (i) provide for the payment to A&M of a fee at an average monthly rate of approximately $120,000 for the Interim Chief Executive Officer services provided by Mr. Prendergast in accordance with the terms of the Engagement Letter, and (ii) provide that A&M is entitled to incentive compensation of $500,000 subject to the Company’s achievement of certain targets, which such incentive compensation is also payable by the Company if the Company terminates the Engagement Letter without “Cause” (as defined in the Engagement Letter) after October 1, 2020 and Mr. Prendergast is still serving as Interim Chief Executive Officer at such time.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
10.1	Employment Letter Agreement, dated February 10, 2020, between Francesca’s Services Corporation, Francesca’s Holdings Corporation and Francesca’s Collections, Inc. and Andrew Clarke
10.2	Change in Control Letter Agreement, dated February 10, 2020, between Francesca’s Holdings Corporation and Andrew Clarke
99.1	Press Release issued by Francesca’s Holdings Corporation on February 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: February 14, 2020	By:	/s/ Cindy Thomassee
Cindy Thomassee
Executive Vice President and Chief Financial Officer